Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,376	$4,242
Short-term investments	3,067	—
Accounts receivable and other receivables, net of allowance for credit losses of $559 and $0 as of June 30, 2025 and December 31, 2024, respectively	1,264	1,175
Inventories	1,489	904
Note receivable — current, net of allowance for credit losses (Note 7)	—	1,894
Prepaid expenses and other current assets	383	931
Current assets of discontinued operations — GoodWheat	—	96
Total current assets	7,579	9,242
Property and equipment, net	12	41
Right of use asset	10	137
Intangible assets, net	39	39
Note receivable — noncurrent, net of allowance for credit losses (Note 7)	—	3,966
Other noncurrent assets	148	92
Total assets	$7,788	$13,517
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,558	$2,108
Amounts due to related parties	—	30
Operating lease liability — current	11	155
Other current liabilities	270	270
Total current liabilities	1,839	2,563
Common stock warrant and option liabilities	1,416	2,731
Other noncurrent liabilities	—	2,000
Total liabilities	3,255	7,294
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 1,367,040 and 1,364,940 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	65	65
Additional paid-in capital	285,205	285,036
Accumulated deficit	(280,737)	(278,878)
Total stockholders' equity	4,533	6,223
Total liabilities and stockholders’ equity	$7,788	$13,517

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Product	$1,455	$1,306	$2,655	$2,293
Total revenues	1,455	1,306	2,655	2,293
Operating expenses (income):
Cost of revenues	824	633	1,506	1,104
Research and development	9	10	9	16
Gain on sale of intangible assets	—	(4,000)	(750)	(4,000)
Impairment of property and equipment	—	—	—	36
Change in fair value of contingent consideration	(1,000)	—	(2,000)	—
Selling, general and administrative	2,123	2,683	3,861	4,745
Total operating expenses	1,956	(674)	2,626	1,901
(Loss) income from operations	(501)	1,980	29	392
Interest income	9	150	216	195
Credit loss	(4,489)	—	(4,489)	—
Other income	1,071	150	1,071	153
Change in fair value of common stock warrant and option liabilities	(548)	(430)	1,314	163
Net (loss) income from continuing operations	(4,458)	1,850	(1,859)	903
Net loss from discontinued operations	—	(789)	—	(2,265)
Net (loss) income attributable to common stockholders	$(4,458)	$1,061	$(1,859)	$(1,362)
Net (loss) income per share attributable to common stockholders:
Basic and diluted from continuing operations	$(3.26)	$1.36	$(1.36)	$0.66
Basic and diluted from discontinued operations	$—	$(0.58)	$—	$(1.66)
Net (loss) income per basic share attributable to common stockholders	$(3.26)	$0.78	$(1.36)	$(1.00)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,367,040	1,362,840	1,366,553	1,362,249
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$—	$31	$—	$91
Reclassification adjustment for gains on available-for-sale securities included in net (loss) income	—	(111)	—	(111)
Change in unrealized gains on available-for-sale securities	$—	$(80)	$-	$(20)
Comprehensive (loss) income	$(4,458)	$981	$(1,859)	$(1,382)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,859)	$(1,362)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(1,314)	(163)
Change in fair value of contingent consideration	(2,000)	—
Depreciation	28	85
Lease amortization	117	352
Amortization of note receivable	(69)	(29)
Gain on disposal of property and equipment	—	(89)
Gain on sale of RS durum wheat trait	(750)	(4,000)
Gain on receipt of Above Food Ingredients, Inc. common stock	(1,067)	—
Stock-based compensation	164	240
Credit loss	4,489	—
Impairment of property and equipment	—	36
Changes in operating assets and liabilities:	—	—
Accounts receivable and other receivables	(417)	(334)
Inventories	(585)	440
Prepaid expenses and other current assets	544	270
Other noncurrent assets	(56)	—
Accounts payable and accrued expenses	(630)	(612)
Amounts due to related parties	(30)	22
Other current liabilities	(57)	(15)
Operating lease liabilities	(129)	(507)
Net cash used in operating activities	(3,621)	(5,666)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of intangible assets	750	—
Proceeds from sale of property and equipment	—	162
Proceeds from sale of investments	—	2,501
Proceeds from sale of RS durum wheat trait	—	4,000
Cash paid related to sale of GoodWheat	—	(2,000)
Purchases of property and equipment	—	(16)
Net cash provided by investing activities	750	4,647
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ESPP purchases	5	5
Net cash provided by financing activities	5	5
Net decrease in cash and cash equivalents	(2,866)	(1,014)
Cash and cash equivalents — beginning of period	4,242	6,518
Cash and cash equivalents — end of period	$1,376	$5,504
NONCASH INVESTING AND FINANCING ACTIVITIES:
Proceeds from sale of property and equipment in accounts receivable and other receivables	$—	$84
Right of use assets obtained in exchange for new operating lease liabilities	$—	$86
Fair value of Above Food Ingredients, Inc. common stock received	$3,067	$—

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